Consent of Independent Certified Public Accountants

   We have issued our report dated April 27, 2001 accompanying the financial statements of Insured Municipals Income Trust and Investors' Quality Tax-Exempt Trust, Multi-Series 148 as of February 28, 2001, and for the period then ended, contained in this Post-Effective Amendment No. 10 to Form S-6.

   We consent to the use of the aforementioned report in the Post-Effective Amendment and to the use of our name as it appears under the caption "Auditors".

                                                          Grant Thornton LLP

Chicago, Illinois
June 25, 2001